Exhibit 99.1

Contact:

Investor Relations

212-810-3333

ahr-info@blackrock.com

Anthracite Capital Extends Existing Short Term Agreements with Lenders

New York – April 2, 2009 – Anthracite Capital, Inc. (NYSE:AHR) (the “Company” or “Anthracite”) today announced that it continues to have discussions with its secured credit facility lenders and that the waivers previously described in Anthracite’s 2008 fourth quarter earnings press release have been extended by such lenders from April 1, 2009 to April 15, 2009. In connection with the discussions with its secured credit facility lenders, the Company did not make interest payments due on March 30, 2009 on its junior subordinated notes due 2036 related to Anthracite Capital Trust III and 7.20% senior notes due 2016. Under the indentures governing these notes, the failure to make an interest payment is subject to a 30-day cure period before constituting an event of default.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.307 trillion in global assets under management at December 31, 2008. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment financial and capital markets or otherwise, which could result in changes in the value of the Company’s assets and liabilities, including net realized and unrealized gains or losses, and could adversely affect the Company’s operating results; (3) the amount and timing of any future margin calls and their impact on the Company’s financial condition and liquidity; (4) the Company’s ability to meet its liquidity requirements to continue to fund its business operations, including its ability to renew its existing facilities or obtain replacement financing, to meet margin calls and amortization payments under the facilities, to service debt and to pay dividends on its capital stock; (5) the Company’s ability to obtain amendments and waivers in the event that a lender terminates a facility before the maturity date or debt obligations are accelerated due to a covenant breach or otherwise; (6) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (the “Manager”), the Company’s Manager; (7) the impact of increased competition; (8) the impact of future acquisitions or divestitures; (9) the unfavorable resolution of legal proceedings; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company or the Manager; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and the Company; (12) the ability of the Manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; and (15) the Company’s independent registered public accounting firm’s opinion on the Company’s consolidated financial statements that states that as a result of its liquidity position, current market conditions and the uncertainty relating to the outcome of its ongoing negotiations with its lenders substantial doubt has been raised about the Company’s ability to continue as a going concern.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2008 and Anthracite’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.